   As filed with the Securities and Exchange Commission on September 14, 2004.
                                                     Registration No. 333-
                                                                          ------
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            -------------------------
                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            -------------------------

                              COHEN & STEERS, INC.
             (Exact name of registrant as specified in its charter)


                Delaware                                 14-1904657
  (State or other jurisdiction of                    (I.R.S. Employer
   incorporation or organization)                 Indentification Number)

                            -------------------------

                                757 Third Avenue
                               New York, NY 10017
                                 (212) 832-3232
   (Address, including zip code, and telephone number, including area code, of principal executive offices)

                            -------------------------
                 Cohen & Steers, Inc. 2004 Stock Incentive Plan
             Cohen & Steers, Inc. 2004 Employee Stock Purchase Plan
                            (Full Title of the Plan)

                            -------------------------
                            Lawrence B. Stoller, Esq.
                    Senior Vice President and General Counsel
                              Cohen & Steers, Inc.
                                757 Third Avenue
                               New York, NY 10017
                                 (212) 832-3232
   (Name and address, including zip code, and telephone number, including area code, of agent for service)

                            -------------------------
                                With a copies to:
                            Vincent Pagano, Jr., Esq.
                         Simpson Thacher & Bartlett LLP
                              425 Lexington Avenue
                            New York, New York 10017

                            -------------------------
                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------------
                                                          Proposed maximum          Proposed maximum
  Title of securities to be         Amount to be         offering price per        aggregate offering          Amount of
        registered(1)               registered(2)             share(3)                  price(3)            registration fee
----------------------------------------------------------------------------------------------------------------------------
Common stock, $.01 par value         10,000,000                $15.13                 $151,300,000              $19,170
----------------------------------------------------------------------------------------------------------------------------


(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Cohen & Steers, Inc. 2004 Employee Stock Purchase Plan described herein.

(2) Covers 9,500,000 shares under the Cohen & Steers, Inc. 2004 Stock Incentive Plan and 500,000 shares under the Cohen & Steers, Inc. 2004 Employee Stock Purchase Plan, and an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(3) Estimated pursuant to Rule 457(h) and 457(c) under the Securities Act, solely for the purpose of computing the registration fee, based on the average of the high and low prices of the common stock being registered hereby on the New York Stock Exchange on September 9, 2004.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         The information specified in Item 1 and Item 2 of Part I of the Registration Statement on Form S-8 (the "Registration Statement") is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of the Registration Statement. The documents containing the information specified in Part I will be delivered to the participants in the plan covered by this Registration Statement as required by Rule 428(b)(1).

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

         The following documents filed with the Securities and Exchange Commission (the "Commission") by Cohen & Steers, Inc. (the "Company") pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference in this registration statement:

         (a) The Company's Prospectus filed pursuant to Rule 424(b) of the Securities Act (Registration No. 333-114027) filed on August 12, 2004 (the "Prospectus") and

         (b) The Company's registration statement on Form 8-A (Registration No. 001-32236), filed on June 28, 2004.

         All documents that the Company or the Cohen & Steers, Inc. 2004 Employee Stock Purchase Plan subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.    Indemnification of Directors and Officers.

         The Company is a Delaware corporation. Section 145 of the Delaware General Corporation Law provides, in summary, that directors and officers of Delaware corporations are entitled, under certain circumstances, to be indemnified against all expenses and liabilities (including attorneys' fees) incurred by them as a result of suits brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the Company's best interests, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful; provided that no indemnification may be made against expenses in respect of any claim, issue or matter as to which they shall have been adjudged to be liable to the Company, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, they are fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Any such indemnification may be made by the Company only as authorized in each specific case upon a determination by the stockholders, disinterested directors or independent legal counsel that indemnification is proper because the indemnitee has met the applicable standard of conduct.

         The Company's certificate of incorporation and by-laws provide that it will indemnify its directors and officers to the fullest extent permitted by law and that no director shall be liable for monetary damages to the Company or its stockholders for any breach of fiduciary duty, except to the extent provided by applicable law.

         The Company currently maintains liability insurance for its directors and officers. In connection with the offering, the Company will obtain additional liability insurance for its directors and officers. Such insurance would be available to the Company's directors and officers in accordance with its terms.

         Reference is made to the form of purchase agreement filed as Exhibit
1.1 to the Company's Registration Statement on Form S-1 (Registration No. 333-114027) ("Form S-1") for provisions providing that the underwriters and the Company are obligated under certain circumstances to indemnify the Company's directors, officers and controlling persons against certain liabilities under the Securities Act.


Item 7. Exemption from Registration Claimed.

        Not applicable.

Item 8. Exhibits.

        The following exhibits are filed as part of this registration statement:

Exhibit
Number                                    Description of Document
4.1      Form of Amended and Restated Certificate of Incorporation of Registrant
         (incorporated by reference to Exhibit 3.1 of the Form S-1)

4.2 Form of Amended and Restated By-Laws of Registrant (incorporated by reference to Exhibit 3.2 of the Form S-1)

4.3      Specimen of Common Stock Certificate (incorporated by reference to
         Exhibit 4.1 of the Form S-1)

4.4      Form of Registration Rights Agreement among the Registrant, Martin
         Cohen, Robert H. Steers, the Martin Cohen 1998 Family Trust and Robert
         H. Steers Family Trust (incorporated by reference to Exhibit 4.2 of the
         Form S-1)

5.1      Opinion of Simpson Thacher & Bartlett LLP

10.1 Cohen & Steers, Inc. 2004 Stock Incentive Plan (incorporated by reference to Exhibit 10.5 of the Form S-1)

10.2 Cohen & Steers, Inc. 2004 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.7 of the Form S-1)

23.1     Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.1)

23.2     Consent of Deloitte & Touche LLP

24 Power of Attorney (included in the signature page to this registration statement)

Item 9.  Undertakings.

(a)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
         Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.


         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York on September 14, 2004.


                                       COHEN & STEERS, INC.

                                       By:  /s/ Martin Cohen
                                          -----------------------------
                                          Name:  Martin Cohen
                                          Title: Co-Chairman, Co-Chief Executive
                                                 Officer and Director


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Martin Cohen, Robert H. Steers, Victor M. Gomez and Lawrence B. Stoller, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, in connection with this registration statement, to sign any and all amendments or supplements to the registration statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on the 14th day of September, 2004.


                      Signature                                             Title
                      ---------                                             -----
                 /s/ Martin Cohen                         Co-Chairman, Co-Chief Executive Officer and
------------------------------------------------------                    Director
                    Martin Cohen                                (Principal Executive Officer)


                /s/ Robert H. Steers                      Co-Chairman, Co-Chief Executive Officer and
------------------------------------------------------                    Director
                  Robert H. Steers                              (Principal Executive Officer)

                /s/ Richard Bruce
------------------------------------------------------
                    Richard Bruce                                         Director

                /s/ Peter L. Rhein
------------------------------------------------------
                   Peter L. Rhein                                         Director

                /s/ Richard P. Simon
------------------------------------------------------
                  Richard P. Simon                                        Director

                 /s/ Edmond D. Villani
------------------------------------------------------
                   Edmond D. Villani                                      Director

                 /s/ Victor M. Gomez
------------------------------------------------------                Chief Financial Officer
                   Victor M. Gomez                        (Principal Financial and Accounting Officer)



         Cohen & Steers, Inc. 2004 Employee Stock Purchase Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on September 14, 2004.


                                COHEN & STEERS, INC. 2004 EMPLOYEE
                                STOCK PURCHASE PLAN


                                By:    /s/ Lawrence B. Stoller
                                   ---------------------------------------------
                                   Name: Lawrence B. Stoller
                                   Title:  Delegate of Cohen & Steers, Inc. 2004
                                            Employee Stock Purchase Plan
                                            Administrator